                                                                  Exhibit 10.18



                                LETTER OF INTENT

            LIFE SCIENCES, INC. WITH BEIJING AOKAI AUTOMATION SYSTEM ENGINEERING CO. AND VAMED MEDICAL INSTRUMENTATION CO. LTD.

This shall serve to confirm the understanding of the parties with respect to a proposed Joint Venture by and between Life Sciences, Inc. ("LSI"), a St. Petersburg Florida company having its principal offices at 2900 72nd Street North, St. Petersburg Florida, USA; Beijing Aokai Automation System Engineering Co. ("BAKASC") a Beijing, China company having its principal offices at fl: 12 Chengxiang Hua mao Building A-23 Fuxing Road Haidiam Distyic, Beijing China and Vamed Medical Instrumentation Co. Ltd. ("VAMED") a Foshan, Guangdong, China Company having its principal offices at 6 Harbour Road, Foshan City, Guangdong China.

     WHEREAS, LSI is a producer of molecular biology enzymes and related reagents together with complete kits that incorporate these components in unique combinations for applications in molecular biology and will require instrument design and manufacturing resources of the types possessed by VAMED, and

     WHEREAS, VAMED is the manufacturer of an Enhanced External Counterpulsation (EECP(R)) apparatus used in patient treatment in a noninvasive, outpatient procedure to relieve angina by improving perfusion in areas of the heart deprived of adequate blood supply, and

     WHEREAS, BAKASC desires to join in this joint venture as an equity investor and has committed to provide a substantial portion of the start-up working capital and raise from outside sources the additional capital necessary to fund the intermediate development stage of the proposed joint venture together with participating in the regulatory approvals and marketing of the products of the proposed joint venture:

NOW, THEREFORE, the parties hereto express their intent to establish to a joint venture to create, market and distribute nationally, in China, and in other countries, all of the products of the joint venture within the limitations defined by the contractual commitments of each of VAMED and LSI:

         1. The joint venture shall be established as a separate Foshan, Guangdong China Corporation ("Life Sciences Foshan Co." [LSFC]) having total capital of $US 1,500,000 of which 70% ($US $1,050,000) shall be registered capital. Each of LSI, BAKASC and VAMED shall own 51%, 29%, and 20% respectively of the capital stock of LSFC. The accompanying table at the end of this document is incorporated to illustrate this distribution. LSFC shall have a Board of Directors of four (4) persons; two (2) nominated by LSI, one (1) nominated by BAKASC, and one (1) nominated by VAMED. The affirmative vote of three (3) directors shall be required for any corporate action by LSFC.

         2.       LSI shall:

                  (a) Contribute a 51% pro rata share of the cash component of the initial registered capital of LSFC amounting to $US 306,000. Within 24 months of the issuance of the Business Certificate of LSFC, LSI shall make additional contributions to the registered capital of LSFC comprised of intellectual property (IP) valued a not less than US$ 200,000 and equipment valued at not less than $29,500. Within the same 24 month period, LSI shall make further contributions to the total capital of LSFC of specialized equipment valued at not less than US$229,500.

                  (b) Make available to LSFC a fully paid up license as required to implement the production and sale of dried, thermostable nucleic modifying enzymes and other components utilized in molecular biology research, clinical diagnosis utilizing nucleic acid amplification and other related applications.

                  (c) Make available to LSFC a fully paid up licenses as required to develop produce and sell in China and Taiwan diagnostic test kits based on the nucleic acid sequence based amplification (NASBA) technology for detection of human pathogens in clinical specimen and in environmental related matrices to include air and water.

                  (d) Provide skilled management to plan and direct the development of the capability within the joint venture to develop, produce, and sell molecular biology enzymes and reagents and complete test kits that combine these materials in unique ways to enable the detection of specific pathogens and related applications.

                  (e) Provide skilled management to develop and install accounting and other internal control system that satisfy the reporting requirements for United States registered public companies and Chinese commercial entities.

         3.       BAKASC shall:

                  (a) Contribute a 29% pro rata share of the cash component of the initial registered capital of LFSC amounting to US$174,000. Within 24 months of the issuance of the Business Certificate of LSFC BAKASC shall provide additional funds totaling US$261,000 of which US$130,500 will be added to the registered capital of LSFC.

                  (b) Contribute its best efforts to secure as needed, the additional US$5 million in working capital that the Parties project will be required to achieve LSFC's 2-3 year objectives for development, regulatory approval and production and sale in China and Taiwan of its own NASBA based diagnostic tests for detection of pathogens in clinical specimen.

                  (c) Provide skilled managers or experts to represent LSFC before National (China) regulatory and administrative agencies.

                  (d) Provide skilled management to develop an administer networks for distribution and sale in China of the products of LSFC during the initial 2-3 years of the operations of LSFC.

         4.       VAMED shall:

                  (a) Provide a 20% pro rata share of the cash component of the initial registered capital of LSFC amounting to US$120,000. Within 24 months of the issuance of the Business Certificate of LSFC, VAMED shall make additional contributions to the registered capital of LSFC of US$90,000 of and further contributions of US$90,000 to the total capital of LSFC of which US$75,000 shall be IP. These latter contributions shall be in the form of VAMED's corporate assets to include its manufacturing, office and miscellaneous equipment and furnishings, real property leases and intellectual property related to its current good manufacturing practices (cGMP) certification by the U.S. Food and Drug Administration (FDA). In addition, within 60 days of the issuance of the Business Certificate of LSFC, the EEPC Advisory Committee shall notify the FDA of the change in the business name of VAMED effected by the formation of LSFC.

                  (b) Provide skilled management to sustain the operation of the manufacturing facility for production of complete EECP apparatus; new and replacement parts for EECP apparatus;

                           instruments produced for the molecular biology operations of LSFC and instruments produced for others on an OEM basis.

                  (c) Provide skilled management to sustain the administration of LSFC to include VAMED's current operations and the expanded operations contemplated by the Business Plan of LSFC.

                  (d) Provide skilled managers or experts to maintain the current and future requirements for implementation of FDA and SDA cGMPs and other regulatory requirements.

         5. The Parties have mutually agreed to the following additional organizational, administrative and financial considerations that will be reflected in the LSFC's Certificate of Incorporation (Charter), By-Laws or Joint Venture Agreement, as appropriate.

                  (a) At formation, the original Directors and Officers of LSFC shall be:

                  Simon Srybnik           (LSI nominee)            Chairman of the Board, CEO, Director
                  Wang Ben                (LSI nominee)                   Director
                  Tan Jian                (BSKASC nominee)                Director
                  Ma Ji                   (VAMED nominee)                 Director
                  Li Xi-chang                                             President, COO
                  Alex Burns                                              Executive Vice President
                  -------------                                           Chief Financial Officer
                  Ma Jun                                                  Secretary

                  (b)      EECP Operations

                           The EECP operations and molecular biology and OEM instrumentation manufacturing of LSFC will be operated under the direct oversight of an Advisory Committee comprised of the members of the Board of Directors of Vamed Medical Instrument Co. Ltd. immediately prior to the formation of LSFC.

                           The EECP Advisory Committee shall have total claim, for the benefit of the shareholders of Vamed Medical Instrument Co. Ltd., and full rights for distribution of profits arising from the sale of the current family of EECP products to included complete apparatus and new and replacement parts. Such profits shall be made available for distribution by the Board of Directors of LSFC within 30 days of the rendering of an audit opinion to the LSFC Board of Directors by LSFC's independent auditors.

The Parties contemplate the final agreement with respect to matters set forth in this Letter of Intent shall be executed prior to October 15, 2000. In the interim period an during any period of delay after October 15, 2000, each of LSI, BAKASC and VAMED is fully committed to pursue the critical elements of the LSFC Business Plan developed during the organizational meetings held on July 8-13, 2000 at Foshan, Guangdong China. Expenditures of funds by each of the parties during the interim and delay periods in furtherance of this Plan shall be treated as loans to LSFC and repaid from the proceeds from the initial distribution of the securities of LSFC to the parties to the Joint Venture upon issuance of its Business Certificate. All expenditures related to the organization of LSCP shall be made in China. The said final agreement shall be subject to the approval of the board of directors of each party hereto.

July 18, 2000.

Life Sciences, Inc.


/s/ ALEX A. BURNS
----------------------
Alex A. Burns



Beijing Aokai Automation System Engineering Co.


/s/ Tan Jian
----------------------
Tan Jian



Vamed Medical Instrument Co. Ltd.


/s/ Ma Ji
----------------------
Ma Ji

------------------------------------------------------------------------------------------------------
             TOTAL INVESTMENT    INITIAL REGISTERED      2ND REGISTERED CAPITAL           FINAL 30% OF
                   (TI)         CAPITAL (40% OF TI)    (30% OF TI; WITHIN 24 MO.)              TI
------------------------------------------------------------------------------------------------------
LSI                $  765,000         Cash $306,000                  IP $200,000        EQP  $229,500
(51)%                                                               EQP $ 29,500
------------------------------------------------------------------------------------------------------
BAKASC             $  435,000         Cash $174,000                Cash $130,500        Cash $130,500
(29)%
------------------------------------------------------------------------------------------------------
VAMED              $  300,000         Cash $120,000              Assets $ 90,000          IP $ 75,000
(20)%                                                                                 Assets $ 15,000
------------------------------------------------------------------------------------------------------
Total              $1,500,000              $600,000                     $450,000             $450,000
------------------------------------------------------------------------------------------------------